Exhibit 10.1

AMENDMENT NO. 2 TO
DEVELOPMENT AND LICENSING AGREEMENT

THIS AMENDMENT NO. 2 TO THE DEVELOPMENT AND LICENSING AGREEMENT (the “Amendment”) is made as of August 5, 2015 (the “Amendment Date”), by and between Eagle Pharmaceuticals, Inc. (“Eagle”), and Robert One, LLC, (“Robert”), and amends the February 13, 2009 Development and Licensing Agreement (the “Original Agreement”), by and between Eagle and Robert as amended on December 23, 2010.  Capitalized terms used in this Amendment and not otherwise defined shall have the same meanings ascribed to such terms in the Original Agreement.

WHEREAS, Eagle and Robert desire to amend the Original Agreement, as more particularly set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Eagle and SciDose agree as follows:

1.              Amendment to Section 1.37.  Section 1.37 of the Original Agreement is hereby amended by deleting the entire clause and replacing it with:

1.37                  “ROYALTY RATE” means (i) fifty percent (50%) with respect to a 505(b)(2) application; (ii) thirty percent (30%) with respect to an ANDA application; and (iii) twenty-five percent (25%) with respect to the Pemetrexed parenteral formulation.

2.              Effect on the Original Agreement.  Except as specifically amended herein, the Original Agreement, all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.  Each reference in the Original Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Original Agreement as amended hereby.

3.              Entire Agreement.  The Original Agreement, as modified by this Amendment, and the other writings specifically identified therein and herein or contemplated thereby and hereby, is complete, reflects the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all previous written or oral negotiations, commitments and writings.

4.              Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original and any of which shall constitute a single document.  A facsimile (or pdf) signature of an authorized signatory of any Party shall be valid and binding and constitute due execution and delivery of this Amendment by such Party.

5.              Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflict of law rules or principles.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective proper and duly authorized representatives as of the date first set forth above.

EAGLE PHARMACEUTICALS, INC.

By:	/s/ Scott Tarriff
Name:	Scott Tarriff
Title:	President and CEO

ROBERT ONE, LLC

By:	/s/ Joseph Bohan
Name:	Joseph Bohan
Title:	President and CEO